Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT WOR - Q2 2016 Worthington Industries Inc Earnings Call EVENT DATE/TIME: DECEMBER 17, 2015 / 03:30PM GMT

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS
 Cathy Lyttle Worthington Industries, Inc. - VP of Corporate Communications and IR
 John McConnell Worthington Industries, Inc. - Chairman and CEO
 Andy Rose Worthington Industries, Inc. - EVP and CFO
 Mark Russell Worthington Industries, Inc. - President and COO

CONFERENCE CALL PARTICIPANTS
 John Tumazos John Tumazos Very Independent Research LLC - Analyst
 Phil Gibbs KeyBanc Capital Markets - Analyst

 PRESENTATION

Operator

 Ladies and gentlemen, good morning and welcome to the Worthington Industry's second-quarter 2016 earnings conference call. All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I would like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries, Inc. - VP of Corporate Communications and IR

 Good morning. Thank you for joining us on our second-quarter earnings call and happy holidays.

Certain statements made on this call are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Our earnings release was issued last evening, please review it for more detail on those factors that could cause actual results to differ materially.

If you would like to listen to today's call again, a replay will be made available later on our website.

On today's call you will be hearing from John McConnell, Chairman and Chief Executive Officer; Mark Russell, President and Chief Operating Officer; and Andy Rose, Executive Vice President and Chief Financial Officer. John has some opening comments.

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 Thank you, Cathy, and good morning, everybody. Thank you for joining us today. The Company performed well in the second quarter and we remain on the path we desire.

Let's get right into the results of the quarter and we will start with Andy Rose on the financial side.

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 Thanks, John. Good morning, everyone. The Company delivered a steady performance in the second quarter of fiscal 2016. Lower manufacturing costs, improved profitability in Industrial Gas and Consumer Products and strength in our Joint Ventures highlighted the quarter. Demand remains healthy in many of our key end markets with the exception of Oil & Gas and Agriculture.

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

Quarterly earnings adjusted for restructuring were $0.60 per share, up $0.05 per share from the prior year quarter. Several unique items were as follows: $22.9 million of charges related to impairment of long-lived assets and intangibles in our Oil & Gas business; $2.3 million of restructuring charges in Steel Processing tied to the ongoing closure of PSM, our stainless business; and $1.5 million of gains from the sale of real estate in our legacy metal framing business.

Inventory holding losses during the quarter were $1.8 million or $0.02 per share as compared to $1 million or $0.01 per share in the prior year quarter. JV income was boosted by $4 million at ClarkDietrich from a successful disparagement litigation against several competitors in an industry trade association.

Cylinders' operating income excluding restructuring was down $6.9 million to $12.6 million driven by significant declines in Oil and Gas Equipment. Operating margins for the quarter were essentially flat as compared to the prior year quarter helped by lower manufacturing costs and improvements in operations in Industrial Gas and Consumer Products.

Steel Processing operating income was down $6.1 million excluding restructuring from the prior year quarter to $28.9 million primarily from lower tolling volume at our Spartan JV and steel price declines although margins held up well.

Revenue in Engineered Cabs was down 44% to $28.7 million and operating losses were $3.5 million. The transition of business to Greeneville is complete and despite the revenue decline, profitability improved by $1 million sequentially from the August to November quarter.

Equity income from our joint ventures during the quarter was up almost $7 million. WAVE and ArtiFlex were up $1.4 million and $0.9 million respectively. ClarkDietrich was $6 million better and still up $2 million after excluding the legal settlement. Serviacero fell $800,000 from falling steel prices and WSP declined $400,000. We receive dividends from JVs of $19 million during the quarter.

Cash from operations was $50.6 million for the quarter. We spent $22 million on capital projects, distributed $12 million in dividends and repurchased 1.5 million shares for $44 million at an average price of $29.26 during the quarter.

Yesterday the Board declared a $0.19 per share dividend for the third quarter payable in March of 2016.

Debt was up $26 million from the prior quarter to $629 million but down $56 million year-over-year. Interest expense was down $1.9 million to $7.8 million year-over-year. We have consolidated cash of $27 million and $555 million available under our revolving credit facilities.

Overall, we are pleased with the quarter. The Company continues to generate solid earnings and free cash flow despite a few very difficult end markets. Steel price declines during the quarter may present a FIFO headwind in Q3 but prices appear to have stabilized for now and lower raw material input costs are benefiting our capital efficiency and our margins particularly in our downstream businesses.

As we close out 2015, we are excited about the prospect of taking our operations to a new level using our transformation playbook as the foundation. Our efforts around innovation have resulted in a growing pipeline of new product introductions and we continue to supplement our growth with targeted acquisitions. We have always been a company with exceptional people focused on improvement and 2016 will be another opportunity to build on this legacy.

Mark Russell will now discuss operations in more detail.

 Mark Russell - Worthington Industries, Inc. - President and COO

 Thanks, Andy. Compared to last year's quarter, direct volume in our steel business was down 1% and total volume was down 18%. Combined, our total volume was down 8%. Data reported by the Metal Service Center Institute for this period shows the overall market down 10% indicating that we continue to gain market share.

By segment, service center shipments were significantly up by 65%. Heavy truck was up 2%. Detroit 3 automotive shipments declined by 2%. Construction was down 8% and agriculture was again our weakest market for the steel company, down 14%.

Our tailor welded blank joint venture with WISCO commissioned their latest facility in Nashville, Tennessee in the quarter with new technology lines that are producing high volume and curvelinear welds. Additionally, TWB announced what will be their tenth facility in Glasgow, Kentucky. This newest facility will utilize TWB's new rotary system to produce heavy gauge rail blanks which is another new application resulting from light-weighting initiatives.

Also a development of TWB's friction stir welded aluminum blanks is building momentum with several OEMs currently testing parts.

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

Our Serviacero joint venture in Mexico once again set a new quarterly shipment record on the back of rapidly growing Mexican automotive market demand. In order to service the growth, we have undertaken expansion projects in our Queretaro and Monterrey facilities which will add more space and additional splitting capacity.

Finally, our joint venture strip processing facility with Nisshin and MISI in China remains on track to start production by June of 2016.

In our Pressure Cylinders business, Oil & Gas Equipment revenue was down 62% compared to last year. Market demand continues to decline as oil pricing continued to drop throughout the quarter. Capital purchases by the major producers remain limited and short-term in nature.

While we continue to adjust our cost structure to market realities, we are also focusing on market opportunities that rely less on new drilling activity here.

In Industrial Products, revenue was off 2% compared to last year if you exclude the sale of our aluminum products business in Mississippi. Our Industrial business overall continues to improve its product mix and its operating margins.

In Consumer Products, revenue was down by 4% on lower volumes for camping and helium cylinders as well as torches and torch kits. The lower volume can be partially attributed to mild early winter temperatures in North America. Margins were up however on lower commodity costs, higher operating efficiencies and margin expansion initiatives.

Alternative Fuels revenue was up 5% as our Poland operation continued to ramp up production of compressed natural gas fuel systems for the European market. During the quarter, we acquired Trilogy's CNG fuel systems to add to our capability for over the road and refuse customers. The designs, inventory and equipment from this acquisition were immediately integrated into our existing Alternative Fuel business in Salt Lake City.

In addition, our Pomona, California composite facility won an exclusive five-year contract to produce hydrogen cylinders with production commencing in 2016. Fuel spreads continue to provide a challenge in the alternative fuels market but our focus on diversification and new products has helped us offset the headwinds here.

Our Cryogenics revenue was off approximately 18% on weakness in LNG related projects worldwide. Although sales were lower, our Turkey operations were able to improve their manufacturing cost position and the construction of our new manufacturing facility in Turkey is substantially complete and we are beginning to install equipment there. We should be producing by June of 2016.

Since the end of the quarter, we have acquired the assets of Taylor Wharton's global cryoscience business which includes a manufacturing facility in Theodore, Alabama. This transaction added biologic storage, healthcare, pharmaceutical and animal husbandry products to our cryogenics portfolio. The Alabama facility will also become the home of our cryogenic trailer business which is currently located in Boston, Massachusetts.

In Engineered Cabs, we completed our consolidation into a more efficient two-factory footprint in September and we have since then reduced headcount by an additional 15% due to weaker and inconsistent customer demand. Major equipment manufacturing customers remain concerned about 2016 and most are forecasting annual declines of 5% to 10%.

Our WAVE joint venture with Armstrong saw slightly stronger shipments in the Americas. Europe was slightly weaker and Asia-Pacific was again the weakest WAVE market for the quarter.

Overall, our businesses showed continued strength in the face of weaker demand in several important markets and we are excited about the renewal of our transformation process which you will hear more about in future quarters.

John, back to you.

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 Thank you both very much. At this point, we will be happy to take any questions that you have.
 QUESTION AND ANSWER

Operator

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

 (Operator Instructions). John Tumazos, John Tumazos Very Independent Research.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 Good morning, thank you for all of the good efforts in tough times. Could you tell us how much of the equity income for the three months and six months was from WAVE?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 $19 million.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 $19 million?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 Yes, correct

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 And for the six months, how much was WAVE?

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 (multiple speakers) We are checking, hang on.

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 41, John.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 Thank you. Could you explain the very good performance of some of the other JVs? With falling steel prices, it is really good that the steel related JVs did so well.

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 I think each of them is slightly different. I know in ClarkDietrich's case, they have been able to lower their raw material costs ahead of the decline in prices so that is helping with margins.

 Mark Russell - Worthington Industries, Inc. - President and COO

 John, some of those JVs have customers that are priced on a fixed price so when the price of steel falls, sometimes that gives them a little bit of tailwind.

John Tumazos - John Tumazos Very Independent Research LLC - Analyst

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

 Does the $19 million for the current quarter exclude the $4 million legal settlement?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 That is ClarkDietrich, John.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 ClarkDietrich, okay. Super, super. I will let somebody else have a chance. Thank you.

Operator

 (Operator Instructions). Phil Gibbs, KeyBanc Capital Markets.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Good morning. I had a question on the steel mix in the quarter. Was the direct mix a lot higher than the normal or were we talking about maybe 65% to 70% of the volume in the quarter, Mark, was --?

 Mark Russell - Worthington Industries, Inc. - President and COO

 Hang on, I will give you the exact mix but the toll was weaker than direct. We will look at the exact mix and give it to you.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 And was your direct business down 1% comment, was that organic or does that include some of the acquisitions and investments you have made?

 Mark Russell - Worthington Industries, Inc. - President and COO

 All of these numbers are including Rome for steel. Yes.

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 65% direct.

 Mark Russell - Worthington Industries, Inc. - President and COO

 65/35 then, Phil.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay. And then if I could just piggyback off of John's question on the joint ventures in particular, do you have some of these fixed-price contracts that would reset on January 1 or at some point next year at WAVE and/or ArtiFlex or ClarkDietrich that would adjust that transaction price down as those get -- meaning some of the tailwind is maybe just a shorter-term issue?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

 Yes, those businesses don't really operate like the steel company where they have fixed prices, Phil.

 Mark Russell - Worthington Industries, Inc. - President and COO

 Phil, I would distinguish between the steel company and the JVs because the steel company is running a balanced position so they don't have a tailwind. Conversely, they typically don't have a headwind when it is going the other way either but the joint ventures don't run hedge positions generally and so they do have the tailwind on the way down.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 I am just asking from the perspective of -- so WAVE has a project, it is $1 million topline and the fixed-price for the year next year given the steel price, does that same price even though the base price stays the same or the fabrication value stays the same, does that go to 900,000 or something?

 Mark Russell - Worthington Industries, Inc. - President and COO

 No, their business model doesn't work that way, they don't have individual fixed-price contracts.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay, so it is largely a negotiated piece based on -- okay, based on market conditions.

 Mark Russell - Worthington Industries, Inc. - President and COO

 They are selling them to a market price across the market and adjust across the market all at once.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay, that is helpful. Was there anything within the numbers particularly in Cylinders that was related to maybe some relocation of assets? I know you have been moving some things around and maybe internally consolidating and just wondering if anything was in the numbers in terms of continued internal rationalization efforts that were not called out?

 Mark Russell - Worthington Industries, Inc. - President and COO
 No, there is some things that haven't hit but those are costs that will end up being capitalized.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 I appreciate it, guys. Thanks.

Operator

 John Tumazos.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

 Could you talk a little bit about the alternative fuel and cryogenic segments of the cylinder business? I know they are far along and not start-up businesses. Are they roughly the same profitability as the percent of sales or assets as Consumer or Industrial Cylinders?

John McConnell - Worthington Industries, Inc. - Chairman and CEO

 Nowhere near but I would quantify it.

Mark Russell - Worthington Industries, Inc. - President and COO

 At normal volumes, they would be at those targets and in some cases better, John, but in the current environment with such low volume, the profit is not there, the margins are not there.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 So they are near breakeven or something like that?

 Mark Russell - Worthington Industries, Inc. - President and COO

 That would be correct.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 Concerning the energy and the Engineered Cab end markets where the commodity prices are low and basically the customer is dormant, could you give us a little granularity about how you are repurposing the assets to try to find better hunting grounds?

 Mark Russell - Worthington Industries, Inc. - President and COO

 Well, we are not repurposing anything in terms of trying to move into different markets or make different products. We are just simply trying to get them as lean as possible and reduce the variable costs as much as possible so that we can still make money at these levels. And we are generally being successful at that actually.

We have scaled those two businesses in particular way down and in the case of the Cabs business as you know, we sold one facility, we shut one down so we are down to half of the footprint we were when we bought that business.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 In a lot of the mining businesses now, many plants are idle just like the steel business at a 64% operating rate and the mining companies tend to shuffle their trucks or machinery from the idle plant to the other plants and not buy anything for a wild. Do you have the ability to gear the Cabs business back up whenever cycle works through the tough year or two it is in now?

 Mark Russell - Worthington Industries, Inc. - President and COO

 That was our intended plan, John, in doing rationalization is to have a smaller footprint but have a little bit more capacity in those existing facilities but more flexible so that we do have the ability to meet demand when it comes back but we are more efficient in this down part of the cycle. That was our strategy with the Cabs business and as I said, it has basically been executed. We are now down to the two plants and the costs are significantly lower and we should be able to run lean here for a while.

 John Tumazos - John Tumazos Very Independent Research LLC - Analyst

 Thank you.

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

Operator

 (Operator Instructions). Phil Gibbs.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Thanks. How do the backlogs at WAVE and ClarkDietrich look at this point? Just trying to get a gauge how the commercial construction momentum is going from your perspective?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 Those businesses are slightly different just in terms of the demand drivers, they are both commercial construction obviously but in ClarkDietrich's case, their volume outlook for the year is I think up maybe 7%. There is a lot of multi-family construction going on which they benefit from. WAVE doesn't benefit as much from that multi-family demand and so their outlook which I think Armstrong actually talks about directly is kind of a market opportunity number which is kind of flat to maybe slightly up this year.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 It has been flattish for a while, right?

 Andy Rose - Worthington Industries, Inc. - EVP and CFO

 Yes.

 Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay. Thanks so much.

Operator

 With that, we have no further questions in queue.

 John McConnell - Worthington Industries, Inc. - Chairman and CEO

 RA, thank you all for joining us. Again, we have a very solid quarter and we are going to continue on this path, continue to improve the Company from a cost basis and our efficiencies on the delivery side. So happy holidays to all and Merry Christmas. Have a great and safe holiday with your family. Goodbye.

Operator

 Ladies and gentlemen, this conference is available for replay. It starts today at 12:30 PM Eastern time, will last until December 24 at Midnight. You may access the replay at any time by dialing 800-475-6701 or 320-365-3844. The access code is 373175. Those numbers again, 1-800-475-6701 or 320-365-3844 with the access code 373175.

That does conclude your conference for today. Thank you for your participation. You may now disconnect.

DECEMBER 17, 2015 / 03:30PM GMT, WOR - Q2 2016 Worthington Industries Inc Earnings Call

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